Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.000666 per share, of Comstock Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

MAK Capital Fund LP

By:	/s/ Michael A. Kaufman
Michael A. Kaufman, Managing Member
Date:	03/25/2026

MAK CAPITAL ONE LLC

By:	/s/ Michael A. Kaufman
Michael A. Kaufman, Managing Member
Date:	03/25/2026

Kaufman Michael A

By:	/s/ Michael A. Kaufman
Michael A. Kaufman
Date:	03/25/2026